Exhibit 99.1

RISK FACTORS

     Our business involves various risks. When evaluating our business and any investment in our securities, investors and prospective investors should consider carefully the following information in conjunction with the other information contained in our periodic filings with the Securities and Exchange Commission and in any prospectus or prospectus supplement pursuant to which our securities may be offered. Additional risks and uncertainties not known to us currently or that currently we deem to be immaterial also may impair our business operations. If we are unable to prevent events that have a negative effect from occurring, then our business may suffer. Negative events are likely to decrease our revenue, increase our costs, make our financial results poorer and/or decrease our financial strength, and may cause our stock price to decline. In that case, you may lose all or a part of your investment in our securities.

     We have significant debt. Our failure to generate cash flow sufficient to cover required interest and principal payments could result in defaults of the related debt.

     As of September 30, 2003, we had mortgage and other indebtedness totaling approximately $240.5 million. As of September 30, 2003, we had approximately $12.4 million of mortgage and other indebtedness that was payable on or prior to September 30, 2004. We cannot assure you that we will generate cash flow from operations or receive proceeds from refinancings, other financings or the sales of assets sufficient to cover required interest, principal and, if applicable, operating lease payments. Any payment or other default could cause the applicable lender to foreclose upon the communities securing the indebtedness or, if applicable, in the case of an operating lease, could terminate the lease, with a consequent loss of income and asset value to us. Further, because some of our mortgages contain cross-default and cross-collateralization provisions, a payment or other default by us with respect to one community could affect a significant number of our other communities.

     Our failure to comply with financial covenants contained in debt instruments could result in the acceleration of the related debt.

     There are various financial covenants and other restrictions in our debt instruments, including provisions which:

•	require us to meet specified financial tests at the parent company level, which include, but are not limited to, liquidity requirements, EBITDA requirements, tangible net worth requirements, a current ratio test and net operating income requirements;

•	require us to meet specified financial tests at the community level, which include, but are not limited to, occupancy requirements, EBITDA requirements, debt service coverage tests, cash flow tests and net operating income requirements; and

•	require consent for changes in control of us.

     If we fail to comply with any of these requirements, then the related indebtedness could become due and payable prior to its stated maturity date. We cannot assure you that we could pay this debt if it became due.

     We will require additional financing and/or refinancings in the future.

     Our ability to meet our long-term capital requirements, including the repayment of certain long-term debt obligations, will depend, in part, on our ability to obtain additional financing or refinancings on acceptable terms from available financing sources, including through the use of mortgage financing, joint venture arrangements, by accessing the debt and/or equity markets and possibly through operating leases or other types of financing, such as lines of credit. There can be no assurance that the financing or refinancings will be available or that, if available, it will be on terms acceptable to us. Moreover, raising additional funds through the issuance of equity securities could cause existing stockholders to experience dilution and could adversely affect the market price of our common stock. Our inability to obtain additional financing or refinancings on terms acceptable to us could delay or eliminate some or all of our growth plans, necessitate the sales of assets at unfavorable prices or both, and would have a material adverse effect on our business, financial condition and results of operations.

     Our current floating rate debt, and any future floating rate debt, exposes us to rising interest rates.

     Future indebtedness and, if applicable, lease obligations may be based on floating interest rates prevailing from time to time. Therefore, increases in prevailing interest rates could increase our interest or lease payment obligations and could have a material adverse effect on our business, financial condition and results of operations.

     We cannot assure you that we will be able to effectively manage our growth.

     We intend to expand our operations, directly or indirectly, through the acquisition of new senior living communities, the expansion of some of our existing senior living communities and through the increase in the number of communities which we manage under management agreements. The success of our growth strategy will depend, in large part, on our ability to implement these plans and to effectively operate these communities. If we are unable to manage our growth effectively, our business, results of operations and financial condition may be adversely affected.

     We cannot assure you that we will be able to acquire additional senior living communities or expand existing senior living communities.

     The acquisition of existing communities or other businesses involves a number of risks. Existing communities available for acquisition frequently serve or target different markets than those presently served by us. We may also determine that renovations of acquired communities and changes in staff and operating management personnel are necessary to successfully integrate those communities or businesses into our existing operations. The costs incurred to reposition or renovate newly acquired communities may not be recovered by us. In undertaking acquisitions, we also may be adversely impacted by unforeseen liabilities attributable to the prior operators of those communities or businesses, against whom we may have little or no recourse. The success of our acquisition strategy will be determined by numerous factors, including our ability to identify suitable acquisition candidates; the competition for those acquisitions; the purchase price; the requirement to make operational or structural changes and improvements; the financial performance of the communities or businesses after acquisition; our ability to finance the acquisitions; and our ability to integrate effectively any acquired communities or businesses into our management, information, and operating systems. We cannot assure you that our acquisition of senior living communities or other businesses will be completed at the rate currently expected, if at all, or if completed, that any acquired communities or businesses will be successfully integrated into our operations.

     Our ability to successfully expand existing senior living communities will depend on a number of factors, including, but not limited to, our ability to acquire suitable sites for expansion at reasonable prices; our success in obtaining necessary zoning, licensing, and other required governmental permits and authorizations; and our ability to control construction costs and accurately project completion schedules. Additionally, we anticipate that the expansion of existing senior living communities may involve a substantial commitment of capital for a period of time of two years or more until the expansions are operating and producing revenue, the consequence of which could be an adverse impact on our liquidity. We cannot assure you that our expansion of existing senior living communities will be completed at the rate currently expected, if at all, or if completed, that such expansions will be profitable.

     Termination of resident agreements could affect adversely our revenues and earnings.

     State regulations governing assisted living facilities require written resident agreements with each resident. Most of these regulations also require that each resident have the right to terminate the resident agreement for any reason on reasonable notice. Consistent with these regulations, the resident agreements signed by us allow residents to terminate their agreement on 30 days’ notice. Thus, we cannot contract with residents to stay for longer periods of time, unlike typical apartment leasing arrangements that involve lease agreements with specified leasing periods of up to a year or longer. If a large number of residents elected to terminate their resident agreements at or around the same time, then our revenues and earnings could be adversely affected. In addition, the advanced age of our average residents means that the resident turnover rate in our senior living facilities may be difficult to predict.

     We largely rely on private pay residents. Circumstances that adversely effect the ability of the elderly to pay for our services could have a material adverse effect on us.

     Approximately 96% of our total revenues from communities that we owned and managed for the nine months ended September 30, 2003, and approximately 96% of our total revenues from communities that we owned and managed for the year ended December 31, 2002, were attributable to private pay sources. For the same periods, approximately 4% and 4%, respectively, of our revenues from these communities were attributable to reimbursements from Medicare and Medicaid. We expect to continue to rely primarily on the ability of residents to pay for our services from their own or familial financial resources. Inflation or other circumstances that adversely affect the ability of the elderly to pay for our services could have a material adverse effect on our business, financial condition and results of operations.

     We are subject to some particular risks related to third-party management agreements.

     We currently manage one senior living community for a third party and 17 senior living communities for joint ventures in which we have a minority interest pursuant to multi-year management agreements. The management agreements generally have initial terms of between five and ten years, subject to certain renewal rights. Under these agreements we provide management services to third party and joint venture owners to operate senior living communities and have provided, and may in the future provide, management and consulting services to third parties on market and site selection, pre-opening sales and marketing, start-up training and management services for facilities under development and construction. In most cases, either party to the agreements may terminate them upon the occurrence of an event of default caused by the other party. In addition, subject to our rights to cure deficiencies, community owners may terminate us as manager if any licenses or certificates necessary for operation are revoked, or if we have a change of control. Also, in some instances, a community owner may terminate the management agreement relating to a particular community if we are in default under other management agreements relating to other communities owned by the same community owner or its affiliates. In addition, in certain cases the community owner may terminate the agreement upon 30 days’ notice to us in the event of a sale of the community. In those agreements which are terminable in the event of a sale of the community, we have certain rights to offer to purchase the community. The termination of a significant portion of our management agreements could have a material adverse effect on our business, financial condition and results of operations.

     Performance of our obligations under our joint venture arrangements could have a material adverse effect on us.

     We hold minority interests ranging from 1% to 19% in several joint ventures with affiliates of Lehman Brothers and Blackstone Real Estate Advisors. We also manage the communities owned by these joint ventures. Under the management agreements for the seven communities owned by Triad Senior Living I, L.P., a joint venture with an affiliate of Lehman Brothers, we are obligated to loan funds to Triad I to cover operating deficits. Under the joint venture agreements with Blackstone covering four communities, we are obligated to forego distributions if certain cash flow targets are not met. Also in the Blackstone joint ventures, we are obligated to contribute additional capital if both parties agree to make additional acquisitions. We are subject to various non-compete provisions under the management agreements with the Blackstone joint ventures and certain of the Lehman Brothers joint ventures, which may impede our ability to conduct business in desirable areas. We have existing loans which we have made to Triad I and the other Lehman Brothers joint ventures; since we hold minority interests in these joint ventures, we cannot control repayment of these loans. All of the management agreements with the joint ventures contain termination and renewal provisions. We do not control joint venture decisions covering termination or renewal. Performance of the above obligations or termination or non-renewal of the management agreements could have a material adverse effect on our business, financial condition and results of operations.

     The senior living services industry is very competitive and some competitors have substantially greater financial resources than we do.

     The senior living services industry is highly competitive, and we expect that all segments of the industry will become increasingly competitive in the future. We compete with other companies providing independent living, assisted living, skilled nursing, home health care and other similar services and care alternatives. We also compete with other health care businesses with respect to attracting and retaining nurses, technicians, aides and other high quality professional and non-professional employees and managers. Although we believe there is a need for senior living communities in the markets where we are operating residences, we expect that competition will increase from existing competitors and new market entrants, some of whom may have substantially greater financial resources than us. In addition, some of our competitors operate on a not-for-profit basis or as charitable organizations and have the ability to finance capital expenditures on a tax-exempt basis or through the receipt of charitable contributions, neither of which are available to us. Furthermore, if the development of new senior living communities outpaces the demand for those communities in the markets in which we have senior living communities, those markets may become saturated. Regulation in the independent and assisted living industry, which represents a substantial portion of our senior living services, is not substantial. Consequently, development of new senior living communities could outpace demand. An oversupply of those communities in our markets could cause us to experience decreased occupancy, reduced operating margins and lower profitability.

     We rely on the services of key executive officers and the loss of these officers or their services could have a material adverse effect on us.

     We depend on the services of our executive officers for our management. The loss of some of our executive officers and the inability to attract and retain qualified management personnel could affect our ability to manage our business and could adversely effect our business, financial condition and results of operations.

     A significant increase in our labor costs could have a material adverse effect on us.

     We compete with other providers of senior living services with respect to attracting and retaining qualified management personnel responsible for the day-to-day operations of each of our communities and skilled personnel responsible for providing resident care. A shortage of nurses or trained personnel may require us to enhance our wage and benefits package in order to compete in the hiring and retention of these personnel or to hire more expensive temporary personnel. We also will be dependent on the available labor pool of semi-skilled and unskilled employees in each of the markets in which we operate. No assurance can be given that our labor costs will not increase, or that, if they do increase, they can be matched by corresponding increases in rates charged to residents. Any significant failure by us to control our labor costs or to pass on any increased labor costs to residents through rate increases could have a material adverse effect on our business, financial condition and results of operations.

     There is an inherent risk of liability in the provision of personal and health care services, not all of which may be covered by insurance.

     The provision of personal and health care services in the long-term care industry entails an inherent risk of liability. In recent years, participants in the long-term care industry have become subject to an increasing number of lawsuits alleging negligence or related legal theories, many of which involve large claims and result in the incurrence of significant defense costs. Moreover, senior living communities offer residents a greater degree of independence in their daily living. This increased level of independence may subject the resident and, therefore, us to risks that would be reduced in more institutionalized settings. We currently maintain insurance in amounts we believe are comparable to that maintained by other senior living companies based on the nature of the risks, our historical experience and industry standards, and we believe that this insurance coverage is adequate. However, we may become subject to claims in excess of our insurance or claims not covered by our insurance, such as claims for punitive damages, terrorism and natural disasters. A claim against us not covered by, or in excess of, our insurance could have a material adverse effect upon us.

     In addition, our insurance policies must be renewed annually. Based upon poor loss experience, insurers for the long-term care industry have become increasingly wary of liability exposure. A number of insurance carriers have stopped writing coverage to this market, and those remaining have increased premiums and deductibles substantially. Therefore, we cannot assure you that that we will be able to obtain liability insurance in the future or that, if that insurance is available, it will be available on acceptable economic terms.

     We are subject to government regulations and compliance, some of which are burdensome and some of which may change to our detriment in the future.

     Federal and state governments regulate various aspects of our business. The development and operation of senior living communities and the provision of health care services are subject to federal, state and local licensure, certification and inspection laws that regulate, among other matters, the number of licensed beds, the provision of services, the distribution of pharmaceuticals, billing practices and policies, equipment, staffing (including professional licensing), operating policies and procedures, fire prevention measures, environmental matters and compliance with building and safety codes. Failure to comply with these laws and regulations could result in the denial of reimbursement, the imposition of fines, temporary suspension of admission of new residents, suspension or decertification from the Medicare program, restrictions on the ability to acquire new communities or expand existing communities and, in extreme cases, the revocation of a community’s license or closure of a community. We believe that such regulation will increase in the future and we are unable to predict the content of new regulations or their effect on our business, any of which could materially adversely affect us.

     Various states, including several of the states in which we currently operate, control the supply of licensed skilled nursing beds, assisted living communities and home health care agencies through certificate of need (CON) or other programs. In those states, approval is required for the construction of new health care communities, the addition of licensed beds and some capital expenditures at those communities, as well as the opening of a home health care agency. To the extent that a CON or other similar approval is required for the acquisition or construction of new communities, the expansion of the number of licensed beds, services, or existing communities, or the opening of a home health care agency, we could be adversely affected by our failure or inability to obtain that approval, changes in the standards applicable for that approval, and possible delays and expenses associated with obtaining that approval. In addition, in most states, the reduction of the number of licensed beds or the closure of a community requires the approval of the appropriate state regulatory agency and, if we were to seek to reduce the number of licensed beds at, or to close, a community, we could be adversely affected by a failure to obtain or a delay in obtaining that approval.

     Federal and state anti-remuneration laws, such as “anti-kickback” laws, govern some financial arrangements among health care providers and others who may be in a position to refer or recommend patients to those providers. These laws prohibit, among other things, some direct and indirect payments that are intended to induce the referral of patients to, the arranging for services by, or the recommending of, a particular provider of health care items or services. Federal anti-kickback laws have been broadly interpreted to apply to some contractual relationships between health care providers and sources of patient referral. Similar state laws vary, are sometimes vague, and seldom have been interpreted by courts or regulatory agencies. Violation of these laws can result in loss of licensure, civil and criminal penalties, and exclusion of health care providers or suppliers from participation in Medicare and Medicaid programs. There can be no assurance that those laws will be interpreted in a manner consistent with our practices.

     Under the Americans with Disabilities Act of 1990, all places of public accommodation are required to meet federal requirements related to access and use by disabled persons. A number of additional federal, state and local laws exist that also may require modifications to existing and planned communities to create access to the properties by disabled persons. Although we believe that our communities are substantially in compliance with present requirements or are exempt therefrom, if required changes involve a greater expenditure than anticipated or must be made on a more accelerated basis than anticipated, additional costs would be incurred by us. Further legislation may impose additional burdens or restrictions with respect to access by disabled persons, the costs of compliance with which could be substantial.

     The Health Insurance Portability and Accountability Act of 1966, or HIPAA, among other things, established standards for the use and access to health information. Known as the administrative simplification requirements, these provisions, as implemented by regulations published by the United States Department of Health and Human Services, established among other things, standards for the security and privacy of health information. Additionally, the rules provide for the use of uniform standard codes for electronic transactions and require the use of uniform employer identification codes. Penalties for violations can range from civil fines to criminal sanctions for the most serious offenses. Compliance with the rules is phased in beginning in October 2002 and extending until April 2005. These rules are complicated, and there are still a number of unanswered questions with respect to the extent and manner in which the HIPAA rules apply to businesses such as those operated by us.

     We may be subject to liability for environmental damages.

     Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real estate may be required to investigate and clean up hazardous or toxic substances or petroleum product releases at the property, and may be held liable to a governmental entity or to third parties for property damage and for investigation and clean up costs incurred by those parties in connection with the contamination. These laws typically impose clean-up responsibility and liability without regard to whether the owner knew of or caused the presence of the contaminants, and liability under these laws has been interpreted to be joint and several unless the harm is divisible and there is a reasonable basis for allocation of responsibility. The costs of investigation, remediation or removal of the substances may be substantial, and the presence of the substances, or the failure to properly remediate the property, may adversely affect the owner’s ability to sell or lease the property or to borrow using the property as collateral. In addition, some environmental laws create a lien on the contaminated site in favor of the government for damages and costs it incurs in connection with the contamination. Persons who arrange for the disposal or treatment of hazardous or toxic substances also may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility, whether or not the facility is owned or operated by the person. Finally, the owner of a site may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from a site. If we become subject to any of these claims the costs involved could be significant and could have a material adverse effect on our business, financial condition and results of operations.

     The effect of certain anti-takeover provisions may make it more difficult for a third party to acquire, or discourage third party from attempting to acquire, control of us.

     Our amended and restated certificate of incorporation and our bylaws, as well as Delaware corporate law, contain provisions that could have the effect of making it more difficult for a third party to acquire, or discouraging a third party from attempting to acquire, control of us. These provisions could limit the price that investors might be willing to pay in the future for shares of our common stock. Some of these provisions allow us to issue, without stockholder approval, preferred stock having rights senior to those of our common stock. Other provisions impose various procedural and other requirements, including, advance notice and super-majority voting provisions, that could make it more difficult for stockholders to effect certain corporate actions. In addition, our board of directors is divided into three classes, each of which serves for a staggered three-year term, which may make it more difficult for a third party to gain control of the Board of Directors. As a Delaware corporation, we are subject to Section 203 of the Delaware General Corporation Law which, in general, prevents an “interested stockholder” (defined generally as a person owning 15% or more of a corporation’s outstanding voting stock) from engaging in a “business combination” (as defined) for three years following the date that person became an interested stockholder unless certain conditions are satisfied. Finally, we have adopted a shareholder rights plan, which may make it more difficult for a third party to acquire control of us or discourage a third party from attempting to do so.

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